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                                                                    EXHIBIT 5.01


                                        October 24, 1996
Intuit Inc.
2535 Garcia Avenue
Mountain View, California 94043

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about October 24, 1996 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 33,776 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of stock options granted by Galt Technologies, Inc. ("Galt") pursuant to the Galt Technologies, Inc. 1995 Stock Option Plan (the "Plan") and assumed by you in connection with the merger of your wholly owned subsidiary, Intuit Merger Sub, Inc. with and into Galt.

     In rendering this opinion, we have examined the following:

     (1) your Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about October 24, 1996, together with the Exhibits filed as a part thereof, including, without limitation the Plan and related documents;

     (2) the Prospectus prepared in connection with the Plan and with the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of Galt that are in our possession;

     (4) the stock record books you have provided to us, including records of the capital stock, stock options and warrants you and Galt have issued; and

     (5) The Certificate of Incorporation of Intuit, as amended through January 18, 1996 and the Bylaws of Intuit, both as certified by Intuit on October 24, 1996.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.


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Intuit Inc.
October 24, 1996
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     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 33,776 shares of Stock that may be issued and sold by you upon the exercise of stock options granted under the Plan which were assumed by you, when issued and sold in accordance with the Plan and stock options issued thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP

                                        By:  Gordon K. Davidson
                                             General Partner